UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2008

DEERFIELD CAPITAL CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 North River Road, Rosemont, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2008, Deerfield Capital Corp. (the "Company") transferred the listing of its common stock from the New York Stock Exchange (the "NYSE") to the NYSE Alternext US LLC (the "NYSE Alternext").

As previously announced, on October 1, 2008, the Company notified the NYSE that it had terminated its REIT status. Such termination constituted a failure by the Company to maintain compliance with an NYSE continued listing standard. In connection with the termination of its REIT status, the Company’s board of directors authorized its officers to explore the possibility of transferring the listing of its common stock to the NYSE Alternext or another national securities exchange. On November 19, 2008, the officers of the Company took definitive action to cause the listing of its common stock to be withdrawn from the NYSE and transferred to the NYSE Alternext by filing a Form 8-A with the Securities and Exchange Commission to effect the listing of the Company’s common stock on the NYSE Alternext. Also on November 19, 2008, the Company received formal notice from the NYSE that the listing of the Company’s common stock would be suspended prior to the opening on November 20, 2008 in connection with the Company’s transfer of its listing to the NYSE Alternext.

Trading of the Company’s common stock on the NYSE Alternext commenced on November 20, 2008. The Company’s common stock continues to trade under the ticker symbol "DFR."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

November 25, 2008	By:	Robert A. Contreras

Name: Robert A. Contreras
Title: Sr. VP, Gen. Counsel & Secretary